Exhibit (h)(iv)

THE CHARLES SCHWAB FAMILY OF FUNDS

Schedule A

to the Shareholder Servicing and Sweep Administration Plan

dated July 1, 2009

Fund	Class of Shares	Shareholder Service Fee under Section 2.1
Schwab Money Market Fund	Sweep Shares	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab AMT Tax-Free Money Fund	Value Advantage Shares	An annual fee, payable monthly, of twenty-two one-hundredths of one percent (0.22%) of the Fund’s average daily net assets

	Sweep Shares	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab Massachusetts AMT Tax-Free Money Fund	Sweep Shares	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab Pennsylvania Municipal Money Fund	Sweep Shares	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab New Jersey AMT Tax- Free Money Fund	Sweep Shares	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab Cash Reserves	Sweep Shares	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab Advisor Cash Reserves	Sweep Shares	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

	Premier Sweep Shares	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab Government Money Fund	Sweep Shares	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab U.S. Treasury Money Fund	Sweep Shares	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab Value Advantage Money Fund	Investor Shares	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

	Select Shares	An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets

	Institutional Shares	An annual fee, payable monthly, of four one-hundredths of one percent (0.04%) of the Fund’s average daily net assets

	Institutional Prime Shares	An annual fee, payable monthly, of two one-hundredths of one percent (0.02%) of the Fund’s average daily net assets

Schwab Retirement Advantage Money Fund	N/A	An annual fee, payable monthly, of twenty-two one-hundredths of one percent (0.22%) of the Fund’s average daily net assets

Schwab Investor Money Fund	N/A	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab Municipal Money Fund	Sweep Shares	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

	Select Shares	An annual fee, payable monthly, of twenty-two one-hundredths of one percent (0.22%) of the Fund’s average daily net assets

	Value Advantage Shares	An annual fee, payable monthly, of twenty-two one-hundredths of one percent (0.22%) of the Fund’s average daily net assets

	Institutional Shares	An annual fee, payable monthly, of twenty-two one-hundredths of one percent (0.22%) of the Fund’s average daily net assets

Schwab California Municipal Money Fund	Value Advantage Shares	An annual fee, payable monthly, of twenty-two one-hundredths of one percent (0.22%) of the Fund’s average daily net assets

	Sweep Shares	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab New York AMT Tax-Free Money Fund	Value Advantage Shares	An annual fee, payable monthly, of twenty-two one-hundredths of one percent (0.22%) of the Fund’s average daily net assets
	Sweep Shares	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab California AMT Tax-Free Money Fund	Value Advantage Shares	An annual fee, payable monthly, of twenty-two one-hundredths of one percent (0.22%) of the Fund’s average daily net assets

Schwab Treasury Obligations Money Fund	Value Advantage Shares	An annual fee, payable monthly, of twenty-two one-hundredths of one percent (0.22%) of the Fund’s average daily net assets

	Sweep Shares	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets